As filed with the Securities and Exchange Commission on November 8, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IPG PHOTONICS CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	3674	04-3444218
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

IPG Photonics Corporation 2006 Incentive Compensation Plan
 (Full title of the plan)

50 Old Webster Road
Oxford, Massachusetts 01540
(508) 373-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Angelo P. Lopresti, Esq.
Vice President, General Counsel & Secretary
IPG Photonics Corporation
50 Old Webster Road
Oxford, Massachusetts 01540
(508) 373-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Robert W. Ericson, Esq.
David A. Sakowitz, Esq.
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166-4193
(212) 294-6700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
Maximum
Title of Each Class of	Amount	Proposed Maximum	Aggregate	Amount of
Securities To	To Be	Offering Price	Offering	Registration
Be Registered	Registered (1)	Per Share (2)	Price (2)	Fee
COMMON STOCK, $0.0001 PAR VALUE PER SHARE, ISSUABLE PURSUANT TO:
IPG Photonics Corporation 2006 Incentive Compensation Plan	6,084,273 shares	$49.49	$301,110,671	$34,508

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional shares of the Registrant’s common stock that become issuable under the IPG Photonics Corporation 2006 Incentive Compensation Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of common stock of IPG Photonics Corporation. The amount of shares listed includes 84,273 shares that were originally available under the IPG Photonics Corporation 2000 Incentive Compensation Plan (the “Prior Plan”) that may be issued under the 2006 Incentive Compensation Plan.

(2)	Estimated solely for the purpose of determining the registration fee and computed in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended. Such computation is based on the average of the high and low prices as reported on The Nasdaq Global Market on November 3, 2011.

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 is being filed in order to register an additional 6,000,000 shares (as well as 84,273 shares that were originally available under the Prior Plan) of the capital stock of IPG Photonics Corporation, a Delaware corporation (the “Registrant”), par value $0.0001 per share, which are securities of the same class and relate to the same employee benefit plan, the IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended and restated February 23, 2011 (the “Plan”), as those shares registered by the Registrant’s registration statement on Form S-8 previously filed with the Commission on December 20, 2006 (Registration No. 333-136521), which is hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:
     (a) the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 001-33155);
     (b) the Registrant’s quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2011, June 30, 2011 and September 30, 2011 (File No. 001-33155);
     (c) the Registrant’s current reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2011, March 23, 2011, May 19, 2011, June 1, 2011, August 2, 2011 and September 19, 2011 (File No. 001-33155); and
     (d) the description of the Registrant’s common stock, par value $0.0001 per share, contained in its Registration Statement on Form 8-A/A, filed on December 7, 2006 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference). Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or for purposes of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     The following documents are filed as exhibits to this Registration Statement:

Exhibit
Number	Description of Document
4.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-136521 filed with the Commission on August 11, 2006).

4.2	Form of Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to Registration Statement No. 333-136521 filed with the Commission on November 24, 2006).

Exhibit
Number	Description of Document
4.3	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to Registration Statement No. 333-136521 filed with the Commission on August 11, 2006).

4.4	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-136521 filed with the Commission on November 14, 2006).

4.5	IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended February 23, 2011 (incorporated by reference to Appendix A to the Registrant’s Definitive Revised Proxy Statement on Schedule 14A, File No. 001-33155, filed with the Commission on May 12, 2011).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

SIGNATURES
     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Massachusetts, on November 8, 2011.

IPG PHOTONICS CORPORATION

By: Name:	/s/ Valentin P. Gapontsev Valentin P. Gapontsev
Title:	Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Valentin P. Gapontsev as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the 1933 Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Massachusetts, on November 8, 2011.

Signature Title	Title	Date

/s/Valentin P. Gapontsev Valentin P. Gapontsev	Chief Executive Officer, Chairman of the Board and Director	November 8, 2011
(Principal Executive Officer)

/s/ Timothy P.V. Mammen Timothy P.V. Mammen	Chief Financial Officer (Principal Financial Officer and	November 8, 2011
Principal Accounting Officer)

/s/Robert A. Blair Robert A. Blair	Director	November 8, 2011

/s/ Michael C. Child Michael C. Child	Director	November 8, 2011

/s/ Henry E. Gauthier Henry E. Gauthier	Director	November 8, 2011

/s/William S. Hurley William S. Hurley	Director	November 8, 2011

/s/Michael R. Kampfe Michael R. Kampfe	Director	November 8, 2011

Signature Title	Title	Date

/s/William F. Krupke William F. Krupke	Director	November 8, 2011

/s/Eugene Scherbakov Eugene Scherbakov	Director	November 8, 2011

/s/Igor Samartsev Igor Samartsev	Director	November 8, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Document
4.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-136521 filed with the Commission on August 11, 2006).

4.2	Form of Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to Registration Statement No. 333-136521 filed with the Commission on November 24, 2006).

4.3	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to Registration Statement No. 333-136521 filed with the Commission on August 11, 2006).

4.4	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-136521 filed with the Commission on November 14, 2006).

4.5	IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended February 23, 2011 (incorporated by reference to Appendix A to the Registrant’s Definitive Revised Proxy Statement on Schedule 14A, File No. 001-33155, filed with the Commission on May 12, 2011).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).